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                                                              Exhibit 23.1


The Board of Directors
   of Mellon Bank Corporation:

We consent to incorporation by reference in Registration Statement Nos.
2-73272 (Form S-8), 2-98357 (Form S-8), 33-16658 (Form S-3), 33-21838 (Form
S-8), 33-23635 (Form S-8), 33-34430 (Form S-8), 33-41796 (Form S-8), 33-48486
(Form S-3), 33-65824 (Form S-8), 33-65826 (Form S-8), 33-54671 (Form S-8),
33-55059 (Form S-3), 33-59709 (Form S-3), and 33-62151 (Form S-3), of Mellon
Bank Corporation of our report dated January 10, 1996, relating to the consolidated balance sheets of Mellon Bank Corporation and its subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Mellon Bank Corporation.


KPMG PEAT MARWICK LLP

Pittsburgh, Pennsylvania
March 19, 1996